EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

WGLE Entertainment Holdings, Inc.
963 Helmsley Court, Unit 107
Lake Mary, Florida 32746

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 15, 2006 relating to the consolidated financial statements of the Registrant (formerly known as "The World Golf League, Inc.") as of and for the year ended December 31, 2005.

                                        /s/ Malone & Bailey, PC
                                            ------------------------------
                                            MALONE & BAILEY, PC
                                            Houston, Texas
                                            September 27, 2006

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